EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact—(713) 585-2900
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Chemical Partners LP Announces Third Quarter 2022 Results
•Declared quarterly distribution of $0.4714 per unit; 33rd consecutive quarterly distribution
HOUSTON--(BUSINESS WIRE)--Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported net income attributable to the Partnership in the third quarter of 2022 of $14.8 million, or $0.42 per limited partner unit, an increase of $2.0 million compared to third quarter 2021 of $12.8 million. Volatile downstream demand lowered planned offtake, resulting in a $13.9 million buyer deficiency fee from Westlake Corporation ("Westlake"). The difference in net income for the third quarter of 2022 as compared to the third quarter of 2021 was primarily due to higher production at Westlake Chemical LP's ("OpCo") Petro 2 facility in Lake Charles, Louisiana, where production was impacted in the prior-period by a planned turnaround in the second half of 2021 and the buyer deficiency fee. These increases were partially offset by lower margins on third party ethylene sales and higher interest expense. Cash flows from operating activities in the third quarter of 2022 were $115.5 million, an increase of $16.0 million compared to third quarter 2021 cash flows from operating activities of $99.5 million due to higher net income. For the three months ended September 30, 2022, MLP distributable cash flow was $16.7 million, an increase of $3.7 million compared to third quarter 2021 MLP distributable cash flow of $13.0 million. The increase in MLP distributable cash flow and associated trailing twelve-month coverage ratio was primarily attributable to higher production and net income at OpCo.
Third quarter 2022 net income attributable to the Partnership of $14.8 million decreased by $1.6 million compared to second quarter 2022 net income of $16.4 million, primarily due to lower third-party revenues and lower production partially offset by the buyer deficiency fee. Third quarter 2022 cash flows from operating activities of $115.5 million decreased by $5.4 million compared to second quarter 2022 cash flows from operating activities of $120.9 million due to lower production and net income. Third quarter 2022 MLP distributable cash flow of $16.7 million, decreased by $2.9 million compared to second quarter 2022 MLP distributable cash flow of $19.6 million. The decrease was primarily due to lower third-party revenues and lower production partially offset by the buyer deficiency fee.
"The Partnership's performance in the third quarter of 2022 reflects the ratable and long-term strength of our market position and the protective provisions of our sales agreement with Westlake. We are well positioned to continue to deliver solid distributions as a result of the sales agreement that provides a fixed margin on 95% of our production," said Albert Chao, President and Chief Executive Officer. "As we look ahead to 2023, we remain optimistic about the ethylene market and we will continue to benefit from the insulative attributes of the agreement with Westlake. These attributes should drive strong returns and predictable cash flows to our unitholders, providing a premium value as market conditions evolve."
On October 31, 2022, the Partnership announced that the Board of Directors of Westlake Chemical Partners GP LLC had approved a quarterly distribution for the third quarter of 2022 of $0.4714 per unit to be payable on November 28, 2022 to unitholders of record as of November 10, 2022, representing the 33rd consecutive quarterly distribution to our unitholders. MLP distributable cash flow provided trailing twelve-month coverage of 1.07x the declared distributions for the third quarter of 2022, which was an increase from the trailing twelve-month coverage ratio of 1.01x at the end of the second quarter of 2022.
OpCo's Ethylene Sales Agreement with Westlake is designed to provide for stable and predictable cash flows. The agreement provides that 95% of OpCo's ethylene production is sold to Westlake for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.

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The statements in this release and the related teleconference relating to matters that are not historical facts, such as those with respect to the ability to deliver value, returns, predictable cash flows and distributions to unitholders, optimism about the ethylene market, and the expectation that strong distributions will continue and provide premium value, are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to, the COVID-19 pandemic and the response thereto; operating difficulties; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions; actions and commitments of Westlake Corporation; actions of third parties; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; difficulty collecting receivables; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC in March 2022, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which was filed with the SEC in August 2022.
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as MLP distributable cash flow and EBITDA. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. GAAP, but believe that certain non-GAAP financial measures, such as MLP distributable cash flow and EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. We define MLP distributable cash flow as distributable cash flow less distributable cash flow attributable to Westlake Corporation's noncontrolling interest in OpCo and distributions attributable to the incentive distribution rights holder. MLP distributable cash flow does not reflect changes in working capital balances. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. MLP distributable cash flow and EBITDA are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our operating performance as compared to other publicly traded partnerships, our ability to incur and service debt and fund capital expenditures and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Reconciliations of MLP distributable cash flow to net income and to net cash provided by operating activities and of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.
Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, the Partnership owns a 22.8% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com.

Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' third quarter 2022 results will be held Thursday, November 3, 2022 at 1:00 PM Eastern Time (12:00 PM Central Time). To access the conference call, please register at: https://register.vevent.com/register/BIf58da988154b49dea6b2903159febb3b. A dial-in will be provided upon registration.
A replay of the conference call will be available beginning two hours after its conclusion. The conference call and replay will be available via webcast at: https://edge.media-server.com/mmc/p/jcohy5gt.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Corporation ("Westlake")	$364,273	$247,887	$1,020,042	$708,646
Net co-products, ethylene and other sales—third parties	50,850	46,079	206,266	175,756
Total net sales	415,123	293,966	1,226,308	884,402
Cost of sales	324,629	218,038	947,073	589,746
Gross profit	90,494	75,928	279,235	294,656
Selling, general and administrative expenses	8,678	7,792	26,824	24,734
Income from operations	81,816	68,136	252,411	269,922
Other income (expense)
Interest expense—Westlake	(3,645)	(2,190)	(8,703)	(6,650)
Other income, net	618	24	683	52
Income before income taxes	78,789	65,970	244,391	263,324
Income tax provision (benefit)	484	(105)	822	333
Net income	78,305	66,075	243,569	262,991
Less: Net income attributable to noncontrolling interests in Westlake Chemical OpCo LP ("OpCo")	63,548	53,285	196,180	209,956
Net income attributable to Westlake Partners	$14,757	$12,790	$47,389	$53,035

Net income per limited partners unit attributable to Westlake Partners (basic and diluted)
Common units	$0.42	$0.36	$1.35	$1.51

Distributions declared per unit	$0.4714	$0.4714	$1.4142	$1.4142

MLP distributable cash flow	$16,734	$12,977	$55,609	$54,760

Distributions declared
Limited partner units—publicly and privately held	$9,947	$9,943	$29,828	$29,817
Limited partner units—Westlake	6,657	6,657	19,971	19,971
Total distributions declared	$16,604	$16,600	$49,799	$49,788
EBITDA	$111,825	$94,746	$344,776	$352,804

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2022	December 31, 2021

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$19,468	$17,057
Receivable under the Investment Management Agreement—Westlake	135,863	106,243
Accounts receivable, net—Westlake	98,399	142,791
Accounts receivable, net—third parties	24,675	5,825
Inventories	5,359	8,898
Prepaid expenses and other current assets	458	396
Total current assets	284,222	281,210
Property, plant and equipment, net	1,006,633	1,043,539
Other assets, net	140,311	155,949
Total assets	$1,431,166	$1,480,698

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$77,657	$106,796
Long-term debt payable to Westlake	399,674	399,674
Other liabilities	1,671	1,530
Total liabilities	479,002	508,000
Common unitholders—publicly and privately held	480,535	481,796
Common unitholder—Westlake	53,787	54,754
General partner—Westlake	(242,572)	(242,572)
Total Westlake Partners partners' capital	291,750	293,978
Noncontrolling interest in OpCo	660,414	678,720
Total equity	952,164	972,698
Total liabilities and equity	$1,431,166	$1,480,698
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WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2022	2021

	(In thousands of dollars)
Cash flows from operating activities
Net income	$243,569	$262,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91,682	82,830
Net loss on disposition and other	8,788	2,629
Other balance sheet changes	(2,877)	38,127
Net cash provided by operating activities	341,162	386,577
Cash flows from investing activities
Additions to property, plant and equipment	(45,458)	(38,490)
Maturities of investments with Westlake under the Investment Management Agreement	247,000	203,000
Investments with Westlake under the Investment Management Agreement	(276,000)	(276,000)
Other	—	126
Net cash used for investing activities	(74,458)	(111,364)
Cash flows from financing activities
Quarterly distributions to noncontrolling interest retained in OpCo by Westlake	(214,486)	(223,941)
Quarterly distributions to unitholders	(49,807)	(49,779)
Net cash used for financing activities	(264,293)	(273,720)
Net increase in cash and cash equivalents	2,411	1,493
Cash and cash equivalents at beginning of period	17,057	17,154
Cash and cash equivalents at end of period	$19,468	$18,647

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2022	2021	2022	2021

	(In thousands of dollars)
Net cash provided by operating activities	$120,857	$115,495	$99,459	$341,162	$386,577
Changes in operating assets and liabilities and other	(36,418)	(37,190)	(33,384)	(97,593)	(123,586)
Net income	84,439	78,305	66,075	243,569	262,991
Add:
Depreciation, amortization and disposition of property, plant and equipment	31,469	30,349	26,958	96,070	84,590
Less:
Contribution to turnaround reserves	(7,284)	(7,323)	(10,795)	(21,811)	(35,590)
Maintenance capital expenditures	(10,372)	(14,348)	(15,346)	(38,172)	(41,433)
Distributable cash flow attributable to noncontrolling interest in OpCo	(78,668)	(70,249)	(53,915)	(224,047)	(215,798)
MLP distributable cash flow	$19,584	$16,734	$12,977	$55,609	$54,760

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND NET CASH
PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2022	2021	2022	2021

	(In thousands of dollars)
Net cash provided by operating activities	$120,857	$115,495	$99,459	$341,162	$386,577
Changes in operating assets and liabilities and other	(36,418)	(37,190)	(33,384)	(97,593)	(123,586)
Net income	84,439	78,305	66,075	243,569	262,991
Less:
Other income, net	90	618	24	683	52
Interest expense	(2,859)	(3,645)	(2,190)	(8,703)	(6,650)
Income tax benefit (provision)	(175)	(484)	105	(822)	(333)
Income from operations	87,383	81,816	68,136	252,411	269,922
Add:
Depreciation and amortization	31,009	29,391	26,586	91,682	82,830
Other income, net	90	618	24	683	52
EBITDA	$118,482	$111,825	$94,746	$344,776	$352,804